UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 5, 2018
_________________________________________________
8point3 Energy Partners LP
(Exact name of registrant as specified in its charter)
_________________________________________________

Delaware	1-37447	47-3298142
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

77 Rio Robles
San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On February 5, 2018, 8point3 Energy Partners LP, a Delaware limited partnership (the “Partnership”), 8point3 General Partner, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), 8point3 Operating Company, LLC, a Delaware limited liability company (“OpCo” and, together with the Partnership and the General Partner, the “Partnership Entities”), 8point3 Holding Company, LLC, a Delaware limited liability company (“Holdings”), 8point3 Solar CEI, LLC, a Delaware limited liability company (“8point3 Solar”), 8point3 Co-Invest Feeder 1, LLC, a Delaware limited liability company (“InvestorCo1”), 8point3 Co-Invest Feeder 2, LLC, a Delaware limited liability company (“InvestorCo2”), CD Clean Energy and Infrastructure V JV (Holdco), LLC, a Delaware limited liability company (“CD CEI V JV Holdco” and, together with 8point3 Solar, Investor Co 1 and Investor Co 2, collectively, “Parent”), 8point3 Partnership Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of 8point3 Solar (“Partnership Merger Sub”), 8point3 OpCo Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“OpCo Merger Sub 1”), and 8point3 OpCo Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“OpCo Merger Sub 2” and, together with OpCo Merger Sub 1, the “OpCo Merger Subs” and, the OpCo Merger Subs, together with Parent and Partnership Merger Sub, the “Parent Entities”), entered into an Agreement and Plan of Merger and Purchase Agreement (the “Merger Agreement”).

On February 5, 2018, the Conflicts Committee (the “GP Conflicts Committee”) of the board of directors of the General Partner (the “General Partner Board”) (i) determined that the Merger Agreement is in the best interests of the Partnership Group (as defined in the Partnership Agreement) and the holders of Class A shares of the Partnership (other than First Solar, Inc., a Delaware corporation (“First Solar”), SunPower Corporation, a Delaware corporation (“SunPower” and, together with First Solar, the “Sponsors”) and their affiliates) (the “Public Shareholders”) and approved the Merger Agreement and the consummation of the Mergers (as defined below), (ii) approved the Merger Agreement and the Mergers by Special Approval (as defined in the Partnership Agreement), (iii) recommended to the General Partner Board the approval of the Merger Agreement and the Mergers and (iv) determined to recommend that the Public Shareholders approve the Merger Agreement and the Mergers.

The Mergers and the Transfer of the GP Equity and IDRs

Pursuant to the Merger Agreement, (i) OpCo Merger Sub 1 will merge with and into OpCo (“OpCo Merger 1”) and the separate existence of OpCo Merger Sub 1 will cease and OpCo will continue as the surviving limited liability company of OpCo Merger 1 (the “Initial Surviving LLC”), (ii) OpCo Merger Sub 2 will merge with and into the Initial Surviving LLC (“OpCo Merger 2” and, together with OpCo Merger 1, the “OpCo Mergers”) and the separate existence of OpCo Merger Sub 2 will cease and the Initial Surviving LLC will continue as the surviving limited liability company of OpCo Merger 2 (the “Surviving LLC”), (iii) Partnership Merger Sub will merge with and into the Partnership (the “Partnership Merger” and, together with the OpCo Mergers, the “Mergers”) and the separate existence of Partnership Merger Sub will cease and the Partnership shall continue as the surviving partnership of the Partnership Merger (the “Surviving Partnership” and, together with the Surviving LLC, the “Surviving Entities”), (iv) Holdings will transfer to 8point3 Solar or an affiliate of 8point3 Solar designated by 8point3 Solar, and 8point3 Solar (or its designated affiliate) will accept, for no additional consideration, the transfer and delivery of, 100% of the issued and outstanding membership interests in the General Partner, including all rights and obligations relating thereto and all economic and capital interests therein, and 100% of the issued and outstanding Incentive Distribution Rights (as defined in that certain Amended and Restated Limited Liability Company Agreement of OpCo, dated June 24, 2015 (the “OpCo LLC Agreement”)) (the “Equity Transfers”). Pursuant to OpCo Merger 1, at the OpCo Merger 1 Effective Time (as defined in the Merger Agreement), (i) the OpCo LLC Agreement shall be amended by Amendment No. 1 (the “OpCo Agreement Amendment”), to permit a special distribution to the members of OpCo pro rata in accordance with their ownership of OpCo Units (as defined in the OpCo LLC Agreement), (ii) each issued and outstanding limited liability company interest in OpCo Merger Sub 1 will be cancelled for no consideration, and (iii) the Initial Surviving LLC shall make a special distribution in an amount equal to the OpCo Merger 1 Distribution Amount (as defined in the Merger Agreement) to the members of OpCo (the “Special Distribution”). Pursuant to OpCo Merger 2, at the OpCo Merger 2 Effective Time (as defined in the Merger Agreement), (i) each issued and outstanding OpCo Common Unit (as defined in the OpCo LLC Agreement), other than the OpCo Common Units owned by the Partnership, and each issued and outstanding OpCo Subordinated Unit (as defined in the OpCo LLC Agreement) will (a) be converted into the right to receive an amount in cash equal to $12.35 per unit, reduced by the amount received by each unit from the Special Distribution and further adjusted as described below, (b) no longer be outstanding, (c) automatically be canceled and (d) cease to exist, and (ii) the limited liability company interests in OpCo Merger Sub 2 issued and outstanding will be converted into a number of OpCo Common Units and OpCo Subordinated Units equal to the number of OpCo Common Units and OpCo Subordinated Units canceled pursuant to (i) above. Pursuant to the Partnership Merger, at the Partnership Merger Effective Time (as defined in the Merger Agreement), (i) each issued and outstanding Class A Share (as defined in that certain Amended and Restated Agreement of Limited Partnership of the Partnership, dated June 24, 2015 (the “Partnership Agreement”)) will (a) be converted into the right to receive an amount in cash equal to $12.35 per share, as adjusted as described below, (b) no longer be outstanding, (c) automatically be canceled and (d) cease to exist, and (ii) each issued and outstanding Class B Share (as defined in the Partnership Agreement) will (a) automatically be canceled and (b) cease to exist, and (iii) the limited liability company interests in Partnership Merger Sub issued and outstanding will be converted into a number of Class A Shares equal to the number of Class A Shares canceled pursuant to (i) above.

The amount of cash received by all the holders of Class A shares of the Partnership and the Sponsors as holders of OpCo Units will be adjusted at closing at a set daily rate representing cash expected to be generated between December 1, 2017 and closing less distributions paid after January 12, 2018 and prior to closing.

At the OpCo Merger 1 Effective Time, the Initial Surviving LLC shall use a portion of the cash received in OpCo Merger 1 to (i) pay in full that certain Promissory Note, dated as of December 1, 2016, by OpCo in favor of First Solar Asset Management, LLC and (ii) repay or cause to be repaid all indebtedness, liabilities and other obligations outstanding under that certain Credit and Guaranty Agreement, dated as of June 5, 2015, among OpCo, the Partnership, Credit Agricole Corporate and Investment Bank, as administrative agent and collateral agent, the lenders party thereto and the other agents party thereto, as amended.

The General Partner Board, based on a review of relevant factors, including the recommendation of the GP Conflicts Committee, unanimously (i) determined that it is in the best interests of the General Partner, the Partnership Group, the Shareholders and the Unitholders (each as defined in the Merger Agreement), and declares it advisable, for the Partnership Entities to enter into the Merger Agreement, to consummate the Mergers and to amend the OpCo LLC Agreement, (ii) authorized and directed the General Partner, in its capacity as the general partner of the Partnership, acting individually and in its capacity as the managing member of OpCo, to approve the Merger Agreement and the Mergers, (iii) authorized and directed the General Partner to execute and deliver the Merger Agreement in its individual capacity and on behalf of the Partnership, acting individually and on behalf of OpCo, (iv) approved the OpCo Agreement Amendment, (v) authorized and directed the General Partner to direct the Merger Agreement and the Mergers to be submitted to a vote of the Shareholders (voting as separate classes) at a meeting in accordance with the Partnership Agreement, (vi) authorized and directed the General Partner, upon receipt of the Shareholder Approval (as defined herein), to obtain the consent of (a) a Unit Majority (as defined in the OpCo LLC Agreement) and (b) each class of Unitholders, in each case in accordance with the OpCo LLC Agreement and the Partnership Agreement, to enter into the Merger Agreement and to consummate the Mergers, and (vii) recommended that the Shareholders approve the Merger Agreement and the Mergers.

The Merger will be funded through (i) debt financing that has been committed to 8point3 Solar and CD CEI V JV Holdco by The Bank of Tokyo-Mitsubishi, UFJ, Ltd. and (ii) equity financing that has been committed to Parent by Capital Dynamics, Inc. and certain of its co-investors. The Merger Agreement does not contain a financing condition.

No dissenters’ or appraisal rights are available, or will be available, with respect to the transactions contemplated by the Merger Agreement (the “Transactions”).

Non-Solicitation of Other Offers

The Partnership Entities and Holdings have agreed that they will not, and that they will use their commercially reasonable efforts to cause their respective officers, directors, employees, agents and representatives, including any investment banker, attorney or accountant (collectively, “Representatives”) retained by the Partnership Entities, Holdings or any of their Subsidiaries acting in their capacity as such not to, among other things, (i) initiate, solicit or knowingly encourage any inquiries, proposals or offers with respect to, or the making or completion of, any alternative proposal for the acquisition of the Partnership, OpCo and the subsidiaries of OpCo (the “Partnership Group Entities”), (ii) engage or participate in any discussions concerning, or to provide or cause to be provided, any non-public information or data relating to any of the Partnership Group Entities in connection with an alternative proposal, (iii) take any action to make the provisions of any antitakeover laws inapplicable to any transactions contemplated by any alternative proposal for the acquisition of the Partnership Group Entities, or (iv) resolve or publicly propose or announce to do any of the foregoing. However, prior to obtaining the approval of the holders of a Share Majority (as defined in the Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”)) approving the Merger Agreement and the Partnership Merger, including the Special Distribution (“Shareholder Approval”), the Partnership and Holdings may (x) in response to a bona fide alternative proposal received after the date of the Merger Agreement and (y) which the General Partner Board (after due consideration of the recommendation of the GP Conflicts Committee) determines in good faith constitutes or may reasonably be expected to lead to a superior proposal, (A) furnish information with respect to the General Partner and the Partnership Group Entities, the Partnership, OpCo, the subsidiaries of OpCo and certain non-controlled entities in which we own an interest to the person making such alternative proposal pursuant to a customary confidentiality agreement on terms substantially similar to those contained in our confidentiality agreement with Capital Dynamics and (B) engage or participate in discussions or negotiations with such person and its Representatives regarding such alternative proposal, so long as the Partnership and Holdings have disclosed to Parent the information to be provided.

At any time prior to obtaining the Shareholder Approval, the General Partner Board or the GP Conflicts Committee may withdraw its recommendation of the Merger Agreement and the Partnership Merger if the General Partner Board or GP Conflicts Committee determines that an intervening event has occurred, and if the General Partner Board or GP Conflicts Committee determines in good faith after consultation with its outside financial and legal advisors that the consummation of the Mergers would not be in, or would be adverse to, the best interests of the Partnership Group or the Public Shareholders or would otherwise be inconsistent with its duties under the Partnership Agreement or applicable law. At any time prior to obtaining the Shareholder Approval, the General Partner Board or, if the General Partner Board fails to withdraw its recommendation, the GP Conflicts Committee may withdraw its recommendation of the Merger Agreement and the Partnership Merger if the General Partner Board or GP Conflicts Committee determines that a bona fide alternative proposal for the acquisition of the Partnership Entities constitutes a superior proposal, and if the General Partner Board or GP Conflicts Committee determines in good faith after consultation with its outside financial and legal advisors that the consummation of the Mergers would not be in, or would be adverse to, the best interests of the Partnership Group or the Public Shareholders or would otherwise be inconsistent with its duties under the Partnership Agreement or applicable law.

Conditions to the Transactions

The respective obligations of each party to effect the Transactions is subject to the satisfaction or waiver of a number of conditions, including, among others: (i) in accordance with the applicable requirements set forth in the Partnership Agreement and the OpCo LLC Agreement, receipt of the Shareholder Approval and the consent of the holders of a Unit Majority (as defined in the OpCo LLC Agreement) of OpCo and the holders of OpCo common units (voting as a class), (ii) expiration or termination of the waiting period applicable to the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) approval from the Federal Energy Regulatory Commission (“FERC”) has been obtained, (iv) approval from the Committee on Foreign Investment in the United States (“CFIUS Approval”) has been obtained, (v) the absence of certain legal impediments to the consummation of the Transactions, (vi) all required consents have been obtained, (vii) the accuracy or waiver of the parties’ representations and warranties, (viii) the performance of the parties’ obligations under the Merger Agreement, (ix) nothing has occurred that has a material adverse effect on the ability of any Partnership Entity or Holdings to consummate the Transactions or perform its obligations under this Agreement, (x) the Parent Entities shall have received payoff letters, in form and substance reasonably satisfactory to the Parent Entities with respect to the indebtedness of the Partnership Group Entities specified in the Merger Agreement, (xi) the termination or release of all guarantees of, and liens securing, such indebtedness of the Partnership Group Entities and the assignment or replacement of all outstanding letters of credit specified in the Merger Agreement, and (xii) the Parent Entities have replaced certain credit obligations of the Sponsors.

Other Terms

The Merger Agreement contains customary representations and warranties. It also contains customary covenants and agreements, including the obligation of the Partnership Entities to conduct their businesses until the date the Transactions become effective (the “Effective Time”) in the ordinary course consistent with past practice and to refrain from taking certain specified actions without the consent of Parent or except as provided in the Merger Agreement.

Termination

The Merger Agreement contains certain termination rights including, among others, (i) by mutual agreement of the General Partner and Parent, (ii) by either the General Partner or Parent, in the event that (a) the Transactions have not been consummated on or before August 6, 2018 (the “Outside Date”), subject to extension by either party to no later than November 5, 2018 in certain circumstances as specified in the Merger Agreement, (b) an injunction or restraint is in effect or (c) Shareholder Approval has not been obtained, (iii) by Parent, in the event that (a) any Partnership Entity or Holdings has breached any of its respective representations or warranties set forth in the Merger Agreement or any Partnership Entity or Holdings has failed to perform any of its respective covenants or agreements set forth in the Merger Agreement, subject to a cure period, (b) the General Partner Board of the GP Conflicts Committee has made and not withdrawn an adverse recommendation change prior to the final adjournment of the Shareholder meeting to approve the Merger Agreement and the Merger or (c) the conditions to the Transactions are satisfied, but closing has not occurred pursuant to the terms of the Merger Agreement, so long as Parent has delivered written notice (such notice, a “Closing Failure Notice”) to the General Partner and each of the Parent Entities stand ready, willing and able to consummate the Transactions, or (iv) by the General Partner, in the event that (a) any Parent Entity has breached any of its respective representations or warranties set forth in the Merger Agreement or any Parent Entity has failed to perform any of its respective covenants or agreements set forth in the Merger Agreement, and such breach or failure is incapable of being cured by the earlier if (x) the Outside Date and (y) 30 days following receipt of written notice from the Partnership of such breach or failure, (b) the General Partner Board authorizes the Partnership Entities to the extent permitted by, and subject to the terms of, the Merger Agreement to enter into an alternative acquisition agreement or (c) the conditions to the Transactions are satisfied, but closing has not occurred pursuant to the terms of the Merger Agreement, so long as the General Partner has delivered a Closing Failure Notice to the Parent and each of the Partnership Entities stand ready, willing and able to consummate the Transactions.

Upon termination of the Merger Agreement under specific circumstances, OpCo will pay Parent a termination fee of approximately $25,000,000 (the “Termination Fee”) or expense reimbursement in an amount not to exceed $8,000,000 (the “Parent Expense Reimbursement”). If the Merger Agreement is terminated by (i) General Partner due to General Partner Board authorizing the Partnership Entities to enter into an alternative acquisition agreement or (ii) by Parent because the General Partner Board or the GP Conflicts Committee has made and not withdrawn an adverse recommendation change prior to the final adjournment of the Shareholder meeting, the Termination Fee is payable. If the Merger Agreement is terminated by Parent (i) due to the passing of the Outside Date (for any reason other than the failure to obtain one or more regulatory approval from the relevant governmental authority), (ii) due to the failure of any Partnership Entity or Holdings failure to perform any covenant or agreement or the failure of any of the representations and warranties of Partnership Entity or Holdings to be true as of the date of the Merger Agreement or (iii) after a specified period of time from the date Parent delivered a Closing Failure Notice to the General Partner, the Parent Expense Reimbursement is payable.

Upon termination of the Merger Agreement under specific circumstances, Parent will pay OpCo a termination fee of approximately $54,000,000 (the “Parent Termination Fee”) or expense reimbursement in an amount not to exceed $6,000,000 (the “Partnership Expense Reimbursement”). If the Merger Agreement is terminated by the General Partner after a specified period of time from the date the General Partner delivered a Closing Failure Notice to Parent, the Parent Termination Fee is payable. If the Merger Agreement is terminated by the General Partner or Parent (i) due to not obtaining CFIUS Approval by the Outside Date or (ii) due to an injunction or restraint related to the CFIUS Approval, the Partnership Expense Reimbursement is payable.

The Transactions are targeted to close in the second or third fiscal quarter of 2018, and are subject to the General Partner’s or Parent’s right to terminate the Merger Agreement if the Transactions have not been consummated on or before the Outside Date, as discussed above.

From the date of the Merger Agreement until the Effective Time, the Partnership plans to declare and pay quarterly distributions in the ordinary course of business and consistent with past practices. If the Transactions close prior to the record date for the distribution associated with the second quarter of 2018, then none of the holders as of immediately prior to the closing of the Transactions will receive any distribution associated with the second quarter of 2018. If, alternatively, the Transactions do not close by the record date for the distribution associated with the second quarter of 2018, then the Partnership will pay the second quarter distribution to holders of record as of the record date, irrespective of whether the Transaction closes thereafter or whether either party terminates the Merger Agreement after the Outside Date.

The foregoing description of the Transactions and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference in its entirety. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure letter provided by the Partnership Entities to Parent in connection with the signing of the Merger Agreement (“Disclosure Letter”). The Disclosure Letter contains information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, in some instances, the representations and warranties in the Merger Agreement may represent an allocation among the parties of risks associated with particular matters regardless of the knowledge of any of the parties. Consequently, persons other than the parties may not rely upon the representations and warranties in the Merger Agreement as characterizations of actual facts or circumstances as of the date of the Merger Agreement or as of any other date.

Item 2.02. Results of Operations and Financial Condition.

On February 5, 2018, the Partnership issued a press release reporting the Partnership’s financial and operating results for the fourth quarter and year ended November 30, 2017. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 2.02, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Partnership under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings. This report will not be deemed an admission as to the materiality of any information in this Item 2.02, including Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

Press Release Announcing Entry Into the Merger Agreement

On February 5, 2018, the Partnership issued a press release announcing its entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information provided in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Partnership under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings. This report will not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibit 99.1.

Item 8.01. Other Events.

On February 5, 2018, First Solar and SunPower entered into a support agreement (the “Support Agreement”) with the Parent Entities. Under the Support Agreement, among other things, First Solar and SunPower will agree to approve the Merger Agreement and the Transactions at the Shareholder meeting to approve the Merger Agreement and the Merger and as holders of OpCo Units.

The foregoing description of the Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreement, a copy of which is attached hereto as Exhibit 99.2 and is incorporated into this report by reference in its entirety.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” Certain expressions including “believe,” “expect,” “intends,” or other similar expressions are intended to identify the Partnership’s current expectations, opinions, views or beliefs concerning future developments and their potential effect on the Partnership. While management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. The forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and its present expectations or projections. Additional information concerning factors that could cause the Partnership’s actual results to differ can be found in the Partnership’s public periodic filings with the SEC, including the Partnership’s Annual Report on Form 10-K for the year ended November 30, 2016 and any updates thereto in the Partnership’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Among other risks and uncertainties, there can be no guarantee that the proposed Mergers and Equity Transfers will be completed, or if they are completed, the time frame in which they will be completed. The proposed transactions are subject to the satisfaction of certain conditions contained in the Merger Agreement. The failure to complete the proposed Mergers and Equity Transfers could disrupt certain of the Partnership’s plans, operations, business and employee relationships and result in a decline in the Partnership’s share price.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the forward-looking statements contained herein. Other unknown or unpredictable factors could also have material adverse effects on the Partnership’s future results. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed Transactions. In connection with the proposed Transactions, the Partnership will file with the U.S. Securities and Exchange Commission (the “SEC”) and furnish to the Partnership’s shareholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, THE PARTNERSHIP’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Investors and shareholders will be able to obtain, free of charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, the proxy statement and the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 14(d) of the Exchange Act will be available free of charge through the Partnership’s website at http://www.8point3energypartners.com/ as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

The Partnership and its general partner’s directors and executive officers, and First Solar and SunPower and their respective directors and executive officers, are deemed to be participants in the solicitation of proxies from the shareholders of the Partnership in respect of the proposed Transaction. Information regarding the directors and executive officers of the Partnership’s general partner, First Solar and SunPower is contained in our 2017 Form 10-K filed with the SEC on February 5, 2018, First Solar’s 2016 Form 10-K filed with the SEC on February 22, 2017 and SunPower’s 2016 Form 10-K filed with the SEC on February 17, 2017, respectively. Free copies of these documents may be obtained from the sources described above.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX
2.1*
Agreement and Plan of Merger and Purchase Agreement, dated as of February 5, 2018, by and among 8point3 Energy Partners LP, 8point3 Operating Company, LLC, 8point3 General Partner, LLC, 8point3 Holding Company, LLC, 8point3 Solar CEI, LLC, 8point3 Co-Invest Feeder 1, LLC, 8point3 Co-Invest Feeder 2, LLC, CD Clean Energy and Infrastructure V JV (Holdco), LLC, 8point3 Partnership Merger Sub, LLC, 8point3 OpCo Merger Sub 1, LLC and 8point3 OpCo Merger Sub 2, LLC.

99.1	Press Release, dated February 5, 2018.
99.2
Support Agreement, dated as of February 5, 2018, by and among First Solar, Inc., SunPower Corporation, 8point3 Solar CEI, LLC, 8point3 Co-Invest Feeder 1, LLC, 8point3 Co-Invest Feeder 2, LLC, CD Clean Energy and Infrastructure V JV (Holdco), LLC, 8point3 Partnership Merger Sub, LLC, 8point3 OpCo Merger Sub 1, LLC and 8point3 OpCo Merger Sub 2, LLC.

__________________________
*All schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

8POINT3 ENERGY PARTNERS LP

		By:	8point3 General Partner, LLC,
its general partner

		By:	/s/ JASON E. DYMBORT
Jason E. Dymbort
General Counsel
Date:	February 5, 2018